                                                                     EXHIBIT 4.3

BANC OF AMERICA SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED



                     $449,000,000 AGGREGATE PRINCIPAL AMOUNT

                               BJ SERVICES COMPANY

                            CONVERTIBLE SENIOR NOTES

                                    DUE 2022

                               PURCHASE AGREEMENT

                              dated April 19, 2002

                                Table of Contents

Section 1.  Representations and Warranties of the Company.................................   2
   (a)   No Registration..................................................................   2
   (b)   No Integration...................................................................   2
   (c)   Rule 144A........................................................................   2
   (d)   Offering Memorandum..............................................................   3
   (e)   Authorization of the Purchase Agreement..........................................   3
   (f)   Authorization of the Indenture, etc..............................................   3
   (g)   Authorization of the Notes, etc..................................................   3
   (h)   Authorization of the Conversion Shares...........................................   3
   (i)   Authorization of the Registration Rights Agreement...............................   4
   (j)   No Material Adverse Change.......................................................   4
   (k)   Independent Accountants..........................................................   4
   (l)   Preparation of the Financial Statements..........................................   4
   (m)   Incorporation and Good Standing of the Company and its Subsidiaries..............   5
   (n)   Capitalization and Other Capital Stock Matters...................................   5
   (o)   Non-Contravention of Existing Instruments; No Further Authorizations or
         Approvals Required...............................................................   6
   (p)   No Material Actions or Proceedings...............................................   6
   (q)   Company Not an "Investment Company"..............................................   6
   (r)   No Price Stabilization or Manipulation...........................................   7
   (s)   No General Solicitation..........................................................   7
   (t)   Company's Accounting System......................................................   7

Section 2.  Purchase, Sale and Delivery of the Notes......................................   7
   (a)   The Firm Notes...................................................................   7
   (b)   The First Closing Date...........................................................   7
   (c)   The Optional Notes; the Second Closing Date......................................   8
   (d)   Payment for the Notes............................................................   8
   (e)   Delivery of the Notes............................................................   8

Section 3.  Additional Covenants of the Company...........................................   9
   (a)   Initial Purchasers' Review of Proposed Amendments and Supplements................   9
   (b)   Amendments and Supplements to the Offering Memorandum and Other Securities
         Act Matters......................................................................   9
   (c)   Documents to be Incorporated by Reference........................................   9
   (d)   Copies of Offering Memorandum....................................................   9
   (e)   Qualification of the Indenture...................................................  10
   (f)   Blue Sky Compliance..............................................................  10
   (g)   Rule 144A Information............................................................  10
   (h)   Legends..........................................................................  10
   (i)   No General Solicitation..........................................................  10
   (j)   No Integration...................................................................  10
   (k)   Rule 144 Tolling.................................................................  10
   (l)   Use of Proceeds..................................................................  11
   (m)   DTC Approval.....................................................................  11

   (n)   Company to Provide Interim Financial Statements................................    11
   (o)   Agreement Not to Offer or Sell Additional Securities...........................    11
   (p)   Listing of Conversion Shares...................................................    11

Section 4.  Payment of Expenses.........................................................    11

Section 5.  Conditions of the Obligations of the Initial Purchasers.....................    12
   (a)   Accountants' Comfort Letter....................................................    12
   (b)   No Material Adverse Change or Rating Agency Change.............................    12
   (c)   Opinion of Counsel for the Company.............................................    13
   (d)   Opinion of General Counsel of the Company......................................    13
   (e)   Opinion of Counsel for the Initial Purchasers..................................    13
   (f)   Officers' Certificate..........................................................    13
   (g)   Bring-Down Comfort Letter......................................................    13
   (h)   Registration Rights Agreement..................................................    13
   (i)   PORTAL Designation.............................................................    13
   (j)   Additional Documents...........................................................    14

Section 6.  Representations, Warranties and Agreements of Initial Purchasers............    14

Section 7.  Reimbursement of Initial Purchasers' Expenses...............................    14

Section 8.  Indemnification.............................................................    15
   (a)   Indemnification of the Initial Purchasers......................................    15
   (b)   Indemnification of the Company, its Directors and Officers.....................    15
   (c)   Notifications and Other Indemnification Procedures.............................    16
   (d)   Settlements....................................................................    17

Section 9.  Contribution................................................................    17

Section 10. Termination of this Agreement...............................................    18

Section 11. Representations and Indemnities to Survive Delivery.........................    19

Section 12. Notices.....................................................................    19

Section 13. Successors..................................................................    20

Section 14. Definition of the Terms "Business Day" and "Subsidiary".....................    20

Section 15. Partial Unenforceability....................................................    21

Section 16. Governing Law Provisions....................................................    21
   (a)   Governing Law..................................................................    21
   (b)   Consent to Jurisdiction........................................................    21

Section 17. General Provisions..........................................................    21

Schedule A
Schedule B

                               Purchase Agreement

                                                                  April 19, 2002

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

c/o BANC OF AMERICA SECURITIES
LLC 9 West 57/th/ Street
New York, New York 10019

Ladies and Gentlemen:

                  BJ Services Company, a Delaware corporation (the "Company"), proposes to issue and sell to Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers") $449,000,000 in aggregate principal amount of its Convertible Senior Notes due April 24, 2022 (the "Firm Notes"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $67,350,000 in aggregate principal amount of its Convertible Senior Notes due April 24, 2022 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). The Notes will be redeemable at the Company's option at any time after April 24, 2005.

                  The Notes will be convertible into fully paid, non-assessable shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), such Common Stock also evidencing the rights (the "Rights") provided in the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of September 26, 1996, as amended, between the Company and Bank of New York, as Rights Agent. The Notes will be convertible initially at a conversion rate of
14.9616 shares per $1,000 principal amount of the Notes, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, "Conversion Shares" means the shares of Common Stock into which the Notes are convertible. The Notes will be issued pursuant to an indenture (the "Indenture") to be dated as of the First Closing Date (as defined in Section 2), between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder (the "Securities Act"), in reliance upon an exemption therefrom.

                  Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the First Closing Date, among the Company and the Initial Purchasers (the "Registration Rights Agreement"), for so long as such Notes constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement), pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Notes and the Conversion Shares, and to use its reasonable commercial efforts to cause the Registration Statement to be declared effective. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents."

                  The Initial Purchasers may make offers and sales (the "Exempt Resales") of the Notes on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) solely to purchasers (the "Eligible Purchasers") whom the selling Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act ("QIBs"). The Notes are to be offered and sold to or through the Initial Purchasers to Eligible Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom. The terms of the Notes and the Indenture will require that investors that acquire Notes expressly agree that Notes (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereof, if such Notes (or Conversion Shares) are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") thereunder).

                  The Company has prepared an offering memorandum dated as of April 19, 2002 setting forth information concerning the Company, the Notes, the Registration Rights Agreement and the Common Stock. As used in this Agreement, "Offering Memorandum" means the offering memorandum, as amended or supplemented by the Company and including all documents incorporated or deemed to be incorporated by reference therein.

                  The Company and the Initial Purchasers hereby confirm their agreements as follows:

          Section 1.    Representations and Warranties of the Company

                  The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

          (a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers, the Exempt Resales and delivery of the Notes by the Initial Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (b) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion Shares.

          (c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on an automated inter-dealer quotation system.

     (d) Offering Memorandum. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the Exempt Resales of the Notes by the Initial Purchasers. Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum, when filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The Offering Memorandum does not or will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein.

     (e) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (f) Authorization of the Indenture, etc. The Indenture has been, or not later than the First Closing Date will be, duly authorized by the Company and when duly executed and delivered by the Company (assuming due authorization, execution and delivery of the Indenture by the Trustee), will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding in equity or at law); and the Indenture, when executed and delivered by the Company, will conform in all material respects to the description thereof contained in the Offering Memorandum.

     (g) Authorization of the Notes, etc. The Notes have been, or not later than the First Closing Date will be, duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Closing Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding in equity or at law); and the Notes will conform at the time of their execution and issuance in all material respects to the description thereof contained in the Offering Memorandum.

     (h) Authorization of the Conversion Shares. The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon conversion of the Notes, and, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

     (i) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been, or not later than the First Closing Date will be, duly authorized by the Company, and when the Registration Rights Agreement is duly executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchasers), it will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification or contribution thereunder may be limited by applicable law, including United States federal or state securities laws, or the policies underlying such laws, and except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and by limitations on the availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law).

     (j) No Material Adverse Change. Except as otherwise disclosed or incorporated by reference in the Offering Memorandum subsequent to the date of the latest unaudited financial statements included in the Offering Memorandum:
(i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (as defined in Section 14), considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no (A) dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of its subsidiaries, on any class of capital stock or (B) repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock of the Company.

     (k) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

     (l) Preparation of the Financial Statements. The consolidated financial statements included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates specified therein and the results of their operations and cash flows for the periods specified therein. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except to the extent disclosed therein and except, in the case of unaudited interim financial information, for the absence of footnotes. The financial information set forth in the Offering Memorandum under the caption "Capitalization" fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

     (m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation; the Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum as currently being conducted and to enter into and perform its obligations under this Agreement. Each of the Company's subsidiaries has all requisite power and authority to own or lease its properties and conduct its business as currently conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Exhibit 21.1 (the "Subsidiary List") to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 sets forth all of the Company's subsidiaries as of the date thereof and their jurisdictions of formation, and no "significant subsidiary" (as defined in Rule 405 under the Securities Act) has been formed or acquired by the Company since the date of such Subsidiary List. All of the issued and outstanding shares of capital stock or similar ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, except, in the case of limited partner interests of any subsidiary that is a limited partnership, as such nonassessability may be affected by the matters specified in Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act, and, except for directors' qualifying shares and as indicated on the Subsidiary List, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

     (n) Capitalization and Other Capital Stock Matters. The number of authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum). The Common Stock conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those the description(s) of which are included or incorporated by reference in the Offering Memorandum. The description of the Company's stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder or included or incorporated by reference in the

Offering Memorandum accurately and fairly describes and summarizes such plans, arrangements, options and rights in all material respects.

     (o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries are parties or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not result in a Material Adverse Change.

         The Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, (ii) will not constitute a breach or violation of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument except as would not have a Material Adverse Change, and (iii) will not result in any violation of any law or regulation applicable to the Company or any subsidiary or of any decree of any court or governmental body by which the Company or any subsidiary is bound. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum, except (1) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the Rules and Regulations promulgated thereunder and
(2) such as have been or, prior to the First Closing, will be obtained or made by the Company and will be in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

     (p) No Material Actions or Proceedings. Except as may otherwise be disclosed or incorporated by reference in the Offering Memorandum, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, where in any such case (i) there is a reasonable likelihood that such action, suit or proceeding will be determined adversely to the Company or such subsidiary and (ii) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement.

     (q) Company Not an "Investment Company". The Company has been advised of the rules and regulations under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not and, after receipt of payment for the Notes and application of the proceeds as described in the Offering Memorandum, will not be required to register as an "investment company" within the meaning of Investment Company Act.

     (r) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to stabilize or manipulate, or that might be reasonably expected to cause or result in stabilization or manipulation of, the price of the Notes or the Conversion Shares to facilitate the sale or Exempt Resales of the Notes.

     (s) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has, directly or through an agent (provided that no representation or warranty is made as to the Initial Purchasers or any person acting on their behalf), engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

     (t) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers which contains representations or warranties shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

         The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

     Section 2. Purchase, Sale and Delivery of the Notes

     (a) The Firm Notes. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell the Firm Notes to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule A, at a purchase price of 77.494383% of the aggregate principal amount thereof.

     (b) The First Closing Date. Delivery of the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Andrews & Kurth L.L.P., 600 Travis Street, Suite 4200, Houston, Texas (or such other place as may be agreed to by the

Company and the Initial Purchasers) at 9:00 a.m. Houston time, on April 24, 2002, which date and time may be postponed by agreement between the Company and the Initial Purchasers (the time and date of such closing are called the "First Closing Date").

     (c) The Optional Notes; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase, severally and not jointly, up to $67,350,000 aggregate principal amount of Optional Notes from the Company at the same purchase price as the purchase price to be paid by the Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised only once and (i) only to cover overallotments in the sale of Notes by the Initial Purchasers and (ii) only upon written notice by the Initial Purchasers to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (1) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (2) the names and denominations in which the Optional Notes are to be registered and (3) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Initial Purchasers, subject to the requirements set forth herein. Such date may be the same as the First Closing Date but not earlier than the First Closing Date nor earlier than three, nor later than 10, business days after the date of such notice. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amounts as the Initial Purchasers may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes. The Initial Purchasers may cancel the option at any time prior to its expiration by giving irrevocable written notice of such cancellation to the Company.

     (d) Payment for the Notes. Payment for the Notes shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Initial Purchasers have been authorized, for their own account, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase.

     (e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, as hereafter provided, to the Initial Purchasers for the accounts of the Initial Purchasers the Firm Notes at the First Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds. The Company shall also deliver, or cause to be delivered, to the Initial Purchasers for the accounts of the Initial Purchasers, the Optional Notes the Initial Purchasers have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against payment of the purchase price therefor by a wire transfer of immediately available funds. The Notes shall be delivered in one or more global Notes, registered in the name of Cede & Co., as nominee for The Depositary Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "Global Notes") or otherwise registered in such names and denominations as the Initial Purchasers shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

     Section 3. Additional Covenants of the Company

         The Company further covenants and agrees with each Initial Purchaser as follows:

     (a) Initial Purchasers' Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the date which is the earlier of nine months after the date hereof and the completion of the Exempt Resales of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), the Company shall, prior to amending or supplementing the Offering Memorandum, furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not print or distribute such proposed amendment or supplement to which the Initial Purchasers reasonably object within a reasonable time, but in any event not longer than three business days after being furnished a copy of such amendment or supplement.

     (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the earlier of nine months after the date hereof and the completion of the Exempt Resales of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers (which opinion is promptly communicated to the Company) it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to
Section 3(a) hereof, an appropriate amendment or supplement so that, at the time the Offering Memorandum is delivered to prospective Eligible Purchasers, (i) the statements in the Offering Memorandum, as so amended or supplemented, in the light of the circumstances under which they were made will not be misleading, and (ii) the Offering Memorandum will comply with applicable law.

     (c) Documents to be Incorporated by Reference. Each document, if any, filed pursuant to the Exchange Act on or after the date of this Agreement and incorporated by reference in the Offering Memorandum will comply when it is filed in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder.

     (d) Copies of Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, until the earlier of nine months after the date hereof or the completion of the Exempt Resales of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Offering Memorandum and any amendments and supplements thereto as the Initial Purchasers may reasonably request for internal use and for distribution to prospective Eligible Purchasers.

     (e) Qualification of the Indenture. The Indenture, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act.

     (f) Blue Sky Compliance. The Company shall use its reasonable commercial efforts to cooperate with the Initial Purchasers and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Initial Purchasers, to comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the resale of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where such qualification would be subject to taxation.

     (g) Rule 144A Information. For so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall make available to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

     (h) Legends. Each of the Notes will bear, to the extent applicable, the legend contained in "Transfer Restrictions" in the Offering Memorandum for the time period and upon the other terms stated therein.

     (i) No General Solicitation. Except following the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will not permit its subsidiaries to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (j) No Integration. The Company will not, and will not permit its subsidiaries to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of, any "security" (as defined in the Securities Act) in a transaction that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

     (k) Rule 144 Tolling. During the period of two years after the last Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

     (l) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

     (m) DTC Approval. The Company shall obtain the approval of DTC for "book-entry" transfer of the Notes and shall comply with its agreements set forth in the letter of representations of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

     (n) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Offering Memorandum.

     (o) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Offering Memorandum, the Company will not, without the prior written consent of the Initial Purchasers (which consent shall not unreasonably be withheld or delayed), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement or the Registration Rights Agreement with respect to the Notes); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement existing on the date hereof; and provided further that nothing in this Section 3(o) shall be deemed to limit in any manner the Company's right to issue Common Stock or securities convertible into Common Stock as consideration for the acquisition of the assets or equity interests of any other entity, including by way of merger, consolidation, amalgamation or similar event.

     (p) Listing of Conversion Shares. The Company will use its reasonable commercial efforts to have the Conversion Shares approved for listing (subject to notice of issuance) by the New York Stock Exchange ("NYSE") prior to the effectiveness of the Registration Statement.

     Section 4. Payment of Expenses

         The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers,
(iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Offering Memorandum and all amendments and supplements thereto, (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company in connection with the marketing and offering of the Notes, (viii) the fees and expenses associated with including the Conversion Shares for listing on the NYSE, (ix) all fees and expenses of the Company in connection with approval of the Notes by DTC for "book-entry" transfer and (x) all expenses and fees in connection with any application for inclusion of the Notes for trading in the PORTAL Market, provided, however, that, except as provided in this Section 4,
Section 7 and Section 10 hereof, the Initial Purchasers shall pay their own costs and expenses, including the fees and disbursements of their counsel and any transfer taxes on the Notes which they may sell.

     Section 5. Conditions of the Obligations of the Initial Purchasers

         The obligations of the Initial Purchasers to purchase and pay for the Notes as provided herein on the First Closing Date and, with respect to the Optional Notes, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Notes, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the First Closing Date, the Initial Purchasers shall have received from Deloitte & Touche, LLP, independent public or certified public accountants for the Company, a letter dated the First Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, setting forth the conclusions and findings of such firm with respect to the financial information, operating data and other information of the type ordinarily included in accountants' "comfort letters" to underwriters in connection with registered public offerings, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin).

     (b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Notes, the Second Closing Date:

         (i) in the reasonable judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change;

         (ii) (A) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Company's debt securities.

     (c) Opinion of Counsel for the Company. On the First Closing Date, the Initial Purchasers shall have received an opinion of Andrews & Kurth L.L.P., counsel for the Company, dated as of such Closing Date, in form and substance satisfactory in the reasonable judgment of the Initial Purchasers.

     (d) Opinion of General Counsel of the Company. On the First Closing Date, the Initial Purchasers shall have received the favorable opinion of the General Counsel of the Company, dated as of such Closing Date, in form and substance satisfactory in the reasonable judgment of the Initial Purchasers.

     (e) Opinion of Counsel for the Initial Purchasers. On the First Closing Date, the Initial Purchasers shall have received the favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory in the reasonable judgment of the Initial Purchasers.

     (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Initial Purchasers shall have received a written certificate executed by (i) any of the Chairman of the Board, Chief Executive Officer or President of the Company and (ii) either of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

         (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

         (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

         (iii) the Company has performed or complied with all the agreements hereunder and satisfied all the conditions to be performed or satisfied by it hereunder at or prior to such Closing Date.

     (g) Bring-Down Comfort Letter. On the Second Closing Date, the Initial Purchasers shall have received from Deloitte & Touche, LLP, independent public or certified public accountants for the Company, a letter dated the Second Closing Date, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(a) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Second Closing Date.

     (h) Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

     (i) PORTAL Designation. The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

     (j) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein or the satisfaction of any of the conditions or agreements herein contained.

          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Notes, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

     Section 6. Representations, Warranties and Agreements of Initial Purchasers

          Each of the Initial Purchasers represents and warrants that it is a "qualified institutional buyer," as defined in Rule 144A of the Securities Act. Each Initial Purchaser agrees with the Company that:

          (a) The Notes and the Conversion Shares have not been, and will not be, registered under the Securities Act in connection with the initial offering of the Notes.

          (b) The Initial Purchasers are purchasing the Notes pursuant to a private sale exemption from registration under the Securities Act.

          (c) The Notes have not been and will not be offered or sold by such Initial Purchaser or its affiliates except in accordance with Rule 144A; and the Initial Purchasers will effect such offers and sales only in compliance with all applicable securities laws in any jurisdiction in which the Initial Purchasers effect such offers or sales.

          (d) The Initial Purchasers will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including
     (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

          (e) The Initial Purchasers have not offered or sold, and will not offer or sell, any Notes except to persons whom they reasonably believe to be QIBs.

     Section 7. Reimbursement of Initial Purchasers' Expenses

          If this Agreement is terminated by the Initial Purchasers pursuant to
Section 5 or Section 10, or if the sale to the Initial Purchasers of the Notes on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     Section 8. Indemnification

     (a) Indemnification of the Initial Purchasers. The Company agrees (i) to indemnify and hold harmless each Initial Purchaser, its officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (A) upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary to make the statements therein not misleading; or (B) on any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon any matter covered by clause (A) above, provided that the Company shall not be liable under this clause (B) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct, and (ii) to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchasers) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in Schedule B; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume, jointly with all other indemnifying parties similarly notified, the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Initial Purchasers in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnifying party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel reasonably incurred shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss or liability by reason of such settlement or judgment in accordance with the foregoing provisions of this Section 8. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     Section 9. Contribution

         If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses,claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     Section 10. Termination of this Agreement

         On or prior to the First Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time after the date hereof (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the

NASD; (ii) a general banking moratorium shall have been declared by any federal, New York or California authority; (iii) there shall have occurred any outbreak or substantial escalation beyond conditions existing at the date of this Agreement of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the reasonable judgment of the Initial Purchasers is in each case material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 7 hereof, (b) any Initial Purchaser to the Company, or (c) of any party hereto to any other party, except that the provisions of Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

     Section 11. Representations and Indemnities to Survive Delivery

         The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect (in the case of representations and warranties, they shall speak only as of the date on which such representations or warranties were made, pursuant to the terms of this Agreement), regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be and (ii) acceptance of the Notes and payment for them hereunder. The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the Initial Purchasers set forth in or made pursuant to Sections (1), (4), (7), (8), (9),
(12), (13), (14), (15), (16) and (17) of this Agreement shall survive the termination of this Agreement and remain operative and in full force and effect (in the case of representations and warranties, they shall speak only as of the date on which such representations or warranties were made, pursuant to the terms of this Agreement). Nothing in this Section 11 is intended to effect any applicable statute of limitations.

     Section 12. Notices

         All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Initial Purchasers:

         Banc of America Securities LLC
         9 West 57/th/ Street
         New York, New York 10019
         Facsimile: (212) 583-8457
         Attention: Eric Hambleton
                  with a copy to:

                  Merrill Lynch & Co., Inc.
                  1221 McKinney, Suite 2700
                  Houston, Texas 77010
                  Facsimile: (713) 759-2543
                  Attention: Aaron R. Hoover

                  If to the Company:

                  BJ Services Company
                  5500 Northwest Central Drive
                  Houston, Texas 77092
                  Attention: T. M. Whichard, Vice President and Treasurer
                  Tel.: (713) 895-5847
                  Fax: (713) 895-5420

                  With a copy to:

                  Andrews & Kurth L.L.P.
                  4200 Chase Tower
                  Houston, Texas 77002
                  Attention: Doris Rodriguez, Esq.
                  Tel.: (713) 220-4258
                  Fax: (713) 238-7185

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 13. Successors

                  This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any legal or equitable right, benefit, remedy or claim, or any obligation, hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

     Section 14. Definition of the Terms "Business Day" and "Subsidiary"

                  For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations of the Commission under the Securities Act.

     Section 15. Partial Unenforceability

         The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 16. Governing Law Provisions

     (a) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is nonexclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

     Section 17. General Provisions

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified except in a writing signed by all of the parties hereto. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                  [Remainder of Page Intentionally Left Blank]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                 Very truly yours,

                                 BJ SERVICES COMPANY

                                 By: /s/ T. M. Whichard
                                    -------------------------------------------
                                    T. M. Whichard, Vice President and Treasurer


         The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.


BANC OF AMERICA SECURITIES LLC

By:  /s/ [Illegible]
   ----------------------------------



MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By:  /s/ Aaron R. Hoover
   -----------------------------------

                                   SCHEDULE A

                                                                   Aggregate
                                                             Principal Amount of
                                                                  Firm Notes
                  Initial Purchasers                           to be Purchased

Banc of America Securities LLC...........................       $224,500,000
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated...............................       $224,500,000
                                                              ----------------

         Total...........................................       $449,000,000

                                  Schedule A-1

                                   SCHEDULE B

List of information Initial Purchasers have furnished to the Company for use in the Offering Memorandum:

          1. The information set forth in the first, second and third sentences of the first paragraph under the caption "Plan of Distribution--Notes Are Not Being Registered" on page 39 of the Offering Memorandum.

          2. The information set forth in the second paragraph under the caption "Plan of Distribution--Notes Are Not Being Registered" on page 39 of the Offering Memorandum.

          3. The information set forth in the first, second and third paragraphs under the caption "Plan of Distribution--Price Stabilization and Short Positions" on page 40 of the Offering Memorandum.

                                  Schedule B-1